Exhibit 99.1

Contact:	Dan Foley — Investors	Alberto Lopez — Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6370	(702) 407-6344

Release #HET 02-0615A

**CORRECTION**

LAS VEGAS — February 7, 2006 —Harrah’s Entertainment, Inc. (NYSE:HET) announced today that its news release entitled “Harrah’s Entertainment Declares Quarterly Cash Dividend” issued on February 6, 2006 has been corrected.  The record date for the quarterly cash dividend is February 15, 2006, rather than February 8, 2006 as originally issued.

A complete, corrected release follows:

Harrah’s Entertainment Declares Quarterly Cash Dividend

LAS VEGAS — February 6, 2006 — The board of directors of Harrah’s Entertainment, Inc. (NYSE:HET) declared a regular quarterly cash dividend of $0.3625 per share, payable February 22, 2006, to shareholders of record as of the close of business on February 15, 2006.  The shares will begin to trade ex-dividend on February 13, 2006.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through operating subsidiaries.  Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site — www.harrahs.com.